PTO-103X                           UNITED STATES DEPARTMENT OF COMMERCE
(Rev. 8-95)                        Patent and Trademark Office
                                   ASSISTANT SECRETARY AND COMMISSIONER
         FILING RECEIPT            OF PATENTS AND TRADEMARKS
         CORRECTED                 Washington, D.C. 20231

------------------------------------------------------------------------------------------------------------------------------------
APPLICATION NUMBER         FILING DATE     GRP ART UNIT      FIL FEE REC'D    ATTORNEY DOCKET NO.     DRWGS      TOTAL CL    IND CL
------------------------------------------------------------------------------------------------------------------------------------
  09/009,863               01/22/98            1641            $672.00                                  7           20          3
------------------------------------------------------------------------------------------------------------------------------------

LACKENBACH SIEGEL MARZULLO
ARONSON & GREENSPAN
ONE CHASE ROAD
SCARSDALE, NY 10583



Receipt is acknowledged of this nonprovisional Patent Application. It will be considered in its order and you will be notified as to the results of the examination. Be sure to provide the U.S. APPLICATION NUMBER, FILING DATE, NAME OF APPLICANT, and TITLE OF INVENTION when inquiring about this application. Fees transmitted by check or draft are subject to collection. Please verify the accuracy of the date presented on this receipt. If an error is noted on this Filing Receipt, please write to the Application Processing Division's Customer Correction Branch within 10 days of receipt. Please provide a copy of the Filing Receipt with the changes noted thereon.

Applicant(s)

         JENNY BLAMEY, SANTIAGO, CHILE; MARIO CHIONG, SANTIAGO, CHILE;
         CLAUDIA LOPEZ, SANTIAGO, CHILE; MARIA PAZ OCARANZA, SANTIAGO, CHILE; JUAN HINRIKSEN, SANTIAGO, CHILE; NESTOR LAGOS, SANTIAGO, CHILE; MAX RUTMAN, SANTIAGO, CHILE; SERGIO LAVANDERO, SANTIAGO, CHILE; ALFREDO DE IOANNES, SANTIAGO, CHILE; ENRIQUE JAIMOVICH, SANTIAGO, CHILE; RAMON LATORRE, SANTIAGO, CHILE.


FOREIGN APPLICATIONS  -             CHILE          143-97          01/24/97

TITLE                                                  *  SMALL ENTITY *
IMMUNOASSAY FOR THE DETECTION AND QUANTITATION OF TOXINS CAUSING PARALYTIC SHELLFISH POISONING

PRELIMINARY CLASS: 436